UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2010

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

700 Building

Duluth, Georgia 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

NCR Corporation (“NCR”) held its Annual Meeting of Stockholders on April 28, 2010 (the “Annual Meeting”). Holders of an aggregate of 159,702,249 shares of NCR common stock at the close of business on February 16, 2010 were entitled to vote at the meeting, of which 136,892,723 or 85.7% of the eligible voting shares were represented in person or by proxy. At the Annual Meeting, stockholders voted on two matters: a proposal to elect Quincy Allen, Edward “Pete” Boykin and Linda Fayne Levinson as Class B directors; and a proposal to ratify the appointment of PricewaterhouseCoopers LLP as NCR’s independent registered public accounting firm for 2010. Both matters were approved. Below is a summary of the voting results for each matter presented to stockholders:

1.	Election of Class B Directors:	Votes For:	Votes Withheld:	Broker Non-Votes:

	Quincy Allen	120,139,783	1,595,261	15,157,679

	Edward “Pete” Boykin	120,098,258	1,636,786	15,157,679

	Linda Fayne Levinson	104,400,166	17,334,878	15,157,679

	All three directors were re-elected to serve three-year terms expiring at the NCR 2013 Annual Meeting of Stockholders.

2.	Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2010: 134,453,667 votes for, 2,190,276 votes against and 248,780 votes abstaining. There were no broker non-votes for the above matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: April 30, 2010	By:	/s/ Chanda L. Kirchner
Chanda L. Kirchner Assistant Secretary